EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                         BALANCE SHEET AT JUNE 30, 2000
                                   (Unaudited)


Assets
------
Property Plant & Equipment
   Property Plant & Equipment                          $256,920,220
   Accumulated D, D & A                                  (6,496,781)
                                                       ------------
Net Property, Plant & Equipment                         250,423,439
                                                       ------------

Current Assets:
   Cash and Temporary Cash Investments                    4,408,963
   Receivables - Net                                      5,782,835
   Materials/Supplies - Average Cost                      3,657,841
   Prepayments                                              669,396
                                                       ------------
Current Assets                                           14,519,035
                                                       ------------
Other Assets:
   Deferred Charges                                         171,458
                                                       ------------
Other Assets                                                171,458
                                                       ------------
Total Assets                                           $265,113,932
                                                       ============

Capitalization & Liability
--------------------------
Capitalization:
   Common Stock                                        $ 78,444,748
   Earnings Reinvested in Business                          867,715
   Accumulated Other Comprehensive Income / Loss           (853,343)
                                                       ------------
Total Common Stock Equity                                78,459,120
                                                       ------------

   Notes Payable - Intercompany - Long Term             153,313,224
                                                       ------------
Total Capitalization                                    231,772,344
                                                       ------------

Liabilities:
   Accounts Payable - Other                              13,534,045
   Other Accruals & Current Liabilities                      95,866
                                                       ------------
Total Current Liabilities                                13,629,912
                                                       ------------

Deferred Credits:
   Accumulated Deferred Income Tax                       19,690,394
   Other Deferred Credit                                     21,282
                                                       ------------
Total Deferred Credits                                   19,711,676
                                                       ------------

Total Capitalization & Liabilities                     $265,113,932
                                                       ============


See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 1999 and in
Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000.